Exhibit 10.30

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

ALLIANCE AGREEMENT

This Alliance Agreement (the “Agreement”) is made the 16th day of June, 2003 (the “Effective Date”) between:

BETWEEN

ALIEN TECHNOLOGY CORPORATION (“ALIEN”) a company organized and existing under the laws of California, with a place of business at 18220 Butterfield Blvd, Morgan Hill, CA 95037, represented by Stavro Prodromou, in his quality of President and Chief Executive Officer,

On the one hand,

AND

STMicroelectronics NV (“ST”) a company organized and existing under the laws of the Netherlands, with a place of business at WTC Schiphol Airport Amsterdam, Schiphol Boulevard 265, 1118 BH Schiphol Airport, the Netherlands, acting for the purposes of this Agreement through its Swiss Branch with offices at 39, chemin du Champ-des-Filles, 1228 Plan-les-Ouates, Geneva, Switzerland, represented by Carlo Bozotti, in his quality of Corporate V.P.,

On the other hand.

Collectively referred to as the “Parties” or individually as the “Party”.

RECITALS

1.	ST and ALIEN are both active sponsors of the Auto-ID Center created by the Massachusetts Institute of Technology (“MIT”) and share its vision of a common specification to drive mass adoption of low-cost RFID as a next-generation Auto-ID solution;

2.	ALIEN has developed high-performance, low-cost RFID products (IC, tags, and reader) which operate according to the Auto-ID Center’s Class 1 specification;

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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3.	ST designs, develops, manufactures and markets a wide variety of semiconductor integrated circuits and discrete components, including in particular various non-volatile memories, smart card chips and other memory-based special function ICs; In particular, ST has developed a full portfolio of contactless memories and readers notably based on 13.56Mhz protocols and set-up cost effective manufacturing facilities to enter this cost driven market.

4.	ST and ALIEN desire to leverage each other’s expertise, technology, and manufacturing capabilities in order to gain a substantial leadership position in the field of low-cost, high-performance RFID products which operate according to the Auto-ID Center specifications, such as additional Class 1 ICs, Class 2 ICs, RFID inlays and RFID readers for the mutual advantage of ST and ALIEN;

5.	ST and ALIEN are both committed to accelerating the growth and driving mass adoption of the low-cost RFID as a next-generation Auto-ID solution, and are interested in leveraging the strengths of both companies to help make this happen;

6.	ST and ALIEN desire to define the general framework under which:

a.	the Parties will cooperate in the design and development of RFID products, based on ST process technology, ST non volatile memories expertise and know how in the field of contactless memories and readers, that will operate in accordance with the Auto-ID Center specifications and future evolutions; and

b.	ST will manufacture and supply to ALIEN as well as to third parties such RFID products; and

c.	the Parties will cooperate in the marketing of such RFID products with the mutual goal of accelerating adoption of low-cost RFID in order to build manufacturing volume rapidly and to thereby drive down manufacturing costs. This activity is expected to include joint marketing to individual customers, as well as industry marketing to broader audiences; and

d.	The Parties will collaborate to support the worldwide adoption of the Auto-ID Center’s specifications as the standard platform for the deployment of the RFID technology worldwide. This activity is expected to focus in particular on the UHF and microwave frequency bands; and

e.	The Parties will cooperate in the advancement and implementation of low-cost RFID tag manufacturing techniques best suited to meet the demands of the market in the near-, medium-, and long-term, according to the manufacturing volumes required. This cooperation is expected to leverage ST’s low-cost manufacturing capabilities and infrastructure and ALIEN’s low-cost, high-volume IC packaging and tag assembly approaches.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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NOW, THEREFORE, in furtherance of the foregoing Recitals and in consideration of the mutual covenants and obligations set forth in this Agreement, the Parties agree as follows:

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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1	Establishment of Alliance

ALIEN and ST hereby form an alliance under which the Parties will cooperate in the design, development and marketing of certain RFID products - that are designated as “Alliance RFID Products” and defined in Paragraph 4.2 of this Agreement - for sales by ALIEN and ST, individually or jointly, under terms and conditions to be mutually agreed upon by the Parties in specific Project Agreements. As a part of this Alliance, ST will serve as the exclusive manufacturer of such Alliance RFID Products and ST will sell and ALIEN will purchase such Alliance RFID Products under terms and conditions to be mutually agreed upon by the Parties in specific Project Agreements. Also as a part of this Alliance, the Parties will jointly promote AutoID compliant devices for a fast large volume deployment worldwide according to terms and conditions to be mutually agreed upon by the Parties in a specific Project Agreement.

2	Relationship between Alliance Agreement and Project Agreements.

This Alliance Agreement constitutes the framework defining the terms and conditions for the Alliance. Specific Alliance RFID Products joint development activities, manufacturing and supply activities, and marketing efforts (“Projects”) may be launched by the Alliance. Projects will be subject to the terms and conditions established in corresponding specific Project Agreements that will be titled as either “Development Agreement”, “Manufacturing and Supply Agreement”, or “Marketing Agreement” depending on the nature of the activities governed by these Project Agreements. This Alliance Agreement establishes the contents of future Project Agreements and default provisions therefore. Any deviation in a Project Agreement from the framework established in this Alliance Agreement should be identified clearly in the Project Agreements. If any provision in a Project Agreement is in conflict with a provision in this Alliance Agreement, the provision in the Project Agreement controls.

3	Intellectual Property Definitions

3.1	“Technology” means developments, ideas, designs, inventions, information, know-how, technology, both tangible and intangible, and Intellectual Property Rights.

3.2

“Intellectual Property Rights” means (a) all Patent Rights, (b) all United States and foreign semiconductor mask work rights and registrations for such rights, and (c) all copyright rights and all other literary property and author rights, whether or not copyrightable, and all copyrights and copyrighted interests, including any renewals thereof, and (d) rights relating to the protection of trade secrets and confidential information, and

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(e) any right analogous to those set forth herein and any proprietary rights relating to intangible property.

3.3	“Patent Rights” means all United States and foreign patent and application for patent, industrial models, industrial designs, utility models, certificates of invention, and other indicia of invention ownership, including any such rights granted upon reissue, division, continuation or continuation-in-part applications.

3.4	“Background Technology” of a Party means any and all Technology that such Party (i) either (a) owned or controlled prior to the Effective Date of this Agreement or of the relevant Project Agreement; or (b) develops or acquires ownership or control of, during the term of this Agreement or of the relevant Project Agreement but outside the scope of activities pursuant to this Agreement or the relevant Project Agreement, and (ii) in each case, that is used in conjunction with the specific Project, whether or not incorporated into an Alliance RFID Product.

3.5	“Foreground Technology” of a Party means any and all Technology that is developed or conceived solely by employees of that Party during work within the scope of and pursuant to this Agreement or the relevant Project Agreement, whether or not incorporated into an Alliance RFID Product.

3.6	“Joint Foreground Technology” means any and all Technology that is developed or conceived either (a) jointly by ALIEN and ST employees during work within the scope of and pursuant to this Agreement or the relevant Project Agreement, or (b) by employees of one of the Parties arising out of or as a result of work done under this Agreement or the relevant Project Agreement and such Foreground Technology is based on the other Party’s proprietary Foreground or Background Technology or on jointly developed or conceived Joint Foreground Technology in the meaning of (a) above.

3.7	“FSA Technology” means the materials, equipment and processes required to perform Alien’s “Fluidic Self Assembly” approach to placing shaped integrated circuits, called NanoBlock™ ICs, into rolls of plastic film and forming interconnects to those ICs, to the extent constituting ALIEN Background Technology.

3.8	“NanoBlock Technology” means Alien NanoBlock™ IC specifications and formation process, irrespective of the assembly technology used to convert the chip into the RF Tag, to the extent constituting ALIEN Background Technology.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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4	General Definitions

4.1	“Alliance” means the collaboration between ALIEN and ST entered into under this Agreement.

4.2	“Alliance RFID Products” means RFID Products compliant with existing Auto-ID Center specifications and future evolutions thereof jointly developed by ALIEN and ST within the framework of a Project using ST process technology.

4.3	“Mask Works” means any and all masks generated for the manufacturing of the Alliance RFID Products.

4.4	“RFID Products” means integrated circuits, tags and/or readers that are targeted to the Radio Frequency Identification applications.

4.5	“Confidential Information” shall have the meaning set forth in Paragraph 7.2 of this Agreement.

4.6	“Project” means any project entered into under the Alliance and governed by a Project Agreement.

4.7	“Term” means the period from Effective Date till Expiry Date of this Agreement.

4.8	“Affiliates” means an entity controlling, controlled by or under common control with ST or ALIEN , at the Effective Date of this Agreement or thereafter, for so long as such control exists. For the purposes of this definition, “control” shall mean direct or indirect possession of greater than 50 % of the voting rights of such entity or other type ownership interests with sufficient power to elect or cause the election of a majority of the Board of Directors or like governing body of such legal entity.

5	Organization responsible for the execution of this Agreement :

5.1	Alliance administration. Alliance Coordinators (as designated in Paragraph 5.3) will be responsible for the successful execution of the Alliance and undertake to meet at least twice a year to review the operation of this Agreement and the Projects being executed within its framework. These meetings will include the Alliance Coordinators and other relevant executives of both Parties, for example Stavro Prodromou (ALIEN) and Claude Dardanne (ST), hereafter referred to as the “Executive Committee”.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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5.2	Project Administration. The Project Agreement for a specific Project shall establish the organization responsible for the implementation of that Project. That organization will normally consist of a team comprising senior management representatives of each Party, and a “Program Management” team tasked with the management and execution of the Project.

5.3	Alliance Coordinators.

5.3.1	ALIEN designates the following person as its Alliance Coordinator:

Name:	Thomas M. Pounds
Company:	Alien Technology Corp.
Address:	18220 Butterfield Blvd.
Morgan Hill, CA 95037 USA
Phone:	408-201-7470
Fax:	408-782-3908

5.3.2	ST designates the following person as its Alliance Coordinator:

Name:	Francis Dell’Ova
Company:	STMicroelectronics
Address:	ZI de Rousset – BP 2
13106 Rousset cedex, France
Phone:	+33 (0)4 42 68 82 42
Fax:	+33 (0)4 42 29 00 68

5.3.3	The responsibility of the Alliance Coordinator for each Party will be to act as an overall coordinator for cooperation between the Parties under the Alliance. Each Party will advise the other Party in writing of any successor Alliance Coordinator.

6	Launching of new Projects:

6.1	At any time during the Term of the Alliance, one Party may make to the other Party a new Project Request containing the information stated in Paragraph 6.2 below. New Project Requests should involve activities to be performed by both Parties within the framework of the Alliance. This may include: new Alliance RFID Product design and development, a modification of an existing Alliance RFID Product for either Party that will require any level of participation from the other Party, manufacturing and supply activities and joint marketing efforts.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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6.2	The Party issuing a new Project Request shall provide to the other Party the following information:

(a)	Project title and brief description clearly identifying the application, reasons for and mutual interests of the Parties in the Project, the deliverables and estimated duration. Where appropriate, estimates of chip size, package, customers pricing and volume objectives also will be included.

(b)	Clear definition of respective responsibilities for each Party to the Project.

(c)	Identification of risks and any mitigation strategies.

(d)	The proposed organization of the Project.

6.3	The Alliance Coordinators of each Party shall mutually evaluate the feasibility and interest of the new Project Request. The non requesting Party will decide in good faith whether it is willing to enter the Project or not. Prior to starting a new Project, the Parties shall clearly define the business model(s) applicable for that Project, including marketing, sales, costing and pricing, logistics related to the sales of the products as well as the expected sales revenues and net revenue to be generated.

7	Confidentiality and Press Releases

7.1	Non-Disclosure Agreement. The Parties hereby agree to execute a non-disclosure agreement to protect the confidentiality and limit the use of any Confidential Information exchanged in connection with the Alliance and/or within the framework of specific Projects.

7.2	Public announcement. The Parties expressly agree that no press release or public disclosure of the existence and the terms and conditions of the Alliance or the activities pertaining thereto (including the Projects, Project Agreements and Alliance RFID Products) can be made without the prior written consent of the other Party.

8	Intellectual Property Rights Ownership

8.1	Background Technology. ST and ALIEN will each retain all rights, titles and interests in their respective Background Technology, including Intellectual Property Rights therein.

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Each Project Agreement may specify each Party’s major items of Background Technology that are used in conjunction with the specific Project.

8.2	Foreground Technology. Except as provided in Paragraph 8.3 below, to the extent that Foreground Technology does not constitute Joint Foreground Technology, each Party will solely own all rights, titles and interests in its respective Foreground Technology, including Intellectual Property Rights therein.

Each Project Agreement may specify in detail the classification and ownership rights of the Foreground Technology developed in conjunction with the specific Project.

If either Party desires to file a patent or any other Intellectual Property Right based upon its Foreground Technology, it shall notify the other Party prior to any filing of the proposed filing in reasonable detail.

8.3	Joint Foreground Technology. The Parties will jointly own all rights, titles and interests in the Joint Foreground Technology, including Intellectual Property Rights therein.

Each Party shall have the undivided rights and equal interest to exploit such Joint Foreground Technology, including the right to grant non-exclusive licenses, without restriction and without providing notice or accounting to the other Party. The Parties will cooperate with respect to patent and other Intellectual Property Rights applications and registrations, maintenance protection and enforcement thereof, for Joint Foreground Technology. All Joint Foreground Technology to the extent constituting Confidential Information when the Joint Foreground Technology is made will be maintained confidential by both Parties unless otherwise agreed in writing; all such Confidential Information in written or any other tangible form shall be marked “ST-ALIEN Confidential”. This shall not, however, prohibit either Party from exploiting such information, including without limitation, incorporating the corresponding technology into products, or disclosing the information, in confidence, to third parties, subject to prior signature with any such third parties of a non-disclosure agreement containing terms and conditions similar to those of the non-disclosure agreement attached in Exhibit A hereto. If either Party desires to file a patent or any other Intellectual Property Right based upon the Joint Foreground Technology, it shall notify the other Party prior to any filing of the proposed filing in reasonable detail. The Parties shall share equitably the expenses associated with the first and further filings of patent applications of such Joint Foreground Technology as well as with the maintenance of such applications and the patents granted thereon. However, in the event one of the Party elects not to seek or intends to

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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abandon Intellectual Property Rights in respect to any such Joint Foreground Technology in any particular country or elects not to share equitably in the expenses thereof with the other Party, that other Party shall have the right to apply for or maintain such Intellectual Property Rights at its own expense in such country and shall have full ownership and control over the prosecution, maintenance and licensing thereof in accordance with the terms of this Agreement. The Party which has decided to abandon its involvement as aforesaid (and, in the case of ST, ST’s Affiliates) will be licensed to use or have used for its own purposes the Joint Foreground Technology concerned provided this Party complies with the confidentiality obligations set out in Paragraph 7 to the extent the Joint Foreground Technology constitutes Confidential Information of the other Party. This license will be a worldwide, royalty-free, fully paid up, personal, limited, non-exclusive, nontransferable, nonsublicensable, license to make, have made, use, import, offer to sell, and sell any products and item, and to practice any method or process under the Joint Foreground Technology and to reproduce, distribute and create derivative works of, and otherwise exploit the Joint Foreground Technology.

For the avoidance of doubt, neither Party may file a patent or any other Intellectual Property Rights over the good faith and duly justified objection of the other if the patent discloses and would reveal Confidential Information of the other Party.

Each Project Agreement may specify in detail the classification and ownership rights of the Joint Foreground Technology developed in conjunction with the specific Project.

8.4	Cooperation for filing or prosecuting applications for patents. Each Party agrees that, without charge to the other Party, it will and will have its employees sign all papers and do all acts which may be necessary, desirable or convenient to enable the filing Party at its expense to file and prosecute applications for patents on the Technology that is developed or conceived during work within the scope of and pursuant to this Agreement or the relevant Project Agreement, and to maintain patents granted thereon. In addition, each Party agrees to acquire from its employees such assignments, rights and covenants to assure the other Party that it shall receive the rights provided in this Paragraph 8. Employees of each Party performing the Development Program shall not collaborate with third parties in performing the Development Program without the other Party’s prior written consent

Ownership of Mask Works. Nothwithstanding any contrary provision in this Agreement, all Mask Works constitute ST Foreground Technology and shall be the sole and exclusive property of ST including the exclusive rights to protect, register, prosecute and defend such Mask Works.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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9	Licenses

9.1	Licenses for performance of Project Agreements. Unless a Project Agreement specifies otherwise, each Party (“Licensor”) hereby grants the other Party (including in the case of ST, ST’s Affiliates) (“Licensee”) a non-exclusive, personal, non-transferable, royalty free, worldwide license under Licensor’s Background and Foreground Technology (and Intellectual Property Rights therein) to the extent necessary to carry out Licensee’s obligations under a specific Project Agreement entered into under this Alliance and only for the duration of the Project Agreement.

Each Party receiving Background or Foreground Technology from the other Party undertakes to keep such Technology strictly confidential in accordance with the provisions of Paragraph 7 of this Agreement.

9.2	Licenses for exploitation of Technology developed under the Alliance.

In conjunction with Project Agreements, ALIEN agrees to grant irrevocable permission to ST and its Affiliates to sell or have sold the Alliance RFID Products to any third party customer. In order to give effect to the foregoing, ALIEN will grant ST and its Affiliates, a worldwide, perpetual, royalty free, fully paid up, license under any ALIEN proprietary Technology (such as but not limited to ALIEN Background and Foreground Technology as defined herein but excluding the NanoBlock Technology and FSA Technology unless specifically called for in a Project Agreement), including the Intellectual Property Rights therein to the extent necessary for ST and its Affiliates, to design, develop, have designed, have developed, manufacture, have manufactured, commercialize (directly or through its distribution channel) to any third party the Alliance RFID Products. For the avoidance of doubt, ST and ALIEN will negotiate and execute Project Agreement(s) reflecting the terms set forth in this Paragraph 9.2 (a). It is anticipated that such Project Agreement(s) will contain customary provisions in addition to, but consistent with, the terms set forth in this Alliance Agreement.

10	Effective Access to Background Technology

10.1	As a basic part of this Alliance, the Parties will jointly develop Alliance RFID Products based on certain ST process technology.

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The ST process technology required under each specific Project as well as the modalities of effective transfer and support will be mutually determined by the Parties in the relevant Project Agreement.

ST will secure ALIEN’s timely access to such mutually determined ST process technology subject to the terms and conditions of Paragraph 9.1 above.

10.2	As a basic part of this Alliance, the Parties will jointly develop Alliance RFID Products based on ALIEN know-how related to low-cost RFID products (IC, tags, and reader) which operate according to the Auto-ID Center specifications and also related to their corresponding IC implementation and related to very low cost assembly process.

The aforementioned ALIEN know how required under each specific Project as well as the modalities of effective transfer and support will be mutually determined by the Parties in the relevant Project Agreement.

ALIEN will secure ST’s timely access to such commonly determined ALIEN know how subject to the terms and conditions of Paragraph 9.1 above.

11	Development Costs

The costs and expenses for all design and development activities carried out pursuant to the Alliance and the payment terms and conditions thereof will be defined in each Project Agreement.

12	Manufacturing and Supply

12.1	Manufacturing for and supply to ALIEN. Any and all Alliance RFID Product shall be manufactured exclusively by ST or its Affiliates (either directly or through ST’s subcontractors) and sold by ST to ALIEN pursuant to terms and conditions to be agreed upon in specific Project Agreements. The rules governing Alliance RFID Products discontinuance will be defined in the appropriate Project Agreements.

12.2	Manufacturing for and supply to a third party. ST and its Affiliates may manufacture and sell, directly or indirectly, any and all Alliance RFID Product to third parties.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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13	Term

This Agreement shall become effective as of its signature by both Parties (the “Effective Date”) and expire on December 31, 2006 (the “Expiry Date”) unless earlier terminated in accordance with Paragraphs 14 or 15.7 below.

14	Termination

14.1	Events of termination of this Agreement. This Agreement may be terminated subject to thirty days (30 days) prior written notice, in the following cases:

(a)	by either Party upon failure by the other Party to comply with any material obligation under this Agreement, provided that such failure has not been corrected or remedied within thirty days (30 days) of a notice to that effect by the terminating Party.

(b)	by either Party, if a controlling interest of the voting stock of the other Party is acquired by, or if the other Party merges with, or if a majority of the assets of the other Party is acquired by, a competitor or potential competitor of the terminating Party.

In addition, either Party may terminate this Agreement without prior notice or formality:

(c)	if the other Party ceases its activities or becomes subject to a voluntary or involuntary petition in bankruptcy to the extent permitted by the applicable law.

(d)	if the other Party materially breaches the confidentiality obligations contained herein.

Finally, Alien may terminate this Agreement without prior notice or formality:

(e)	if the Parties fail to execute two Agreements, namely, a Joint Development Agreement and Letter of Intent specifying at least the wafer price, allocation, and duration of a Wafer Supply Agreement, by June 30, 2003. Neither Party shall have claims or actions whatever against the other Party, in particular for damages based upon a failure by such other Party to proceed to execution of aforementioned Project Agreements.

14.2	Termination of Project Agreements. Termination of a Project Agreement does not terminate this Alliance Agreement. If this Alliance Agreement is terminated, the termination provisions of each Project Agreement shall define the effect of such termination.

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14.3	Survival. All provisions of this Agreement that, by their nature, are intended to survive any termination or expiration of this Agreement will survive any such termination or expiration. In particular, the confidentiality terms of Paragraphs 1 and 7 above as well as the provisions of Paragraphs 3, 4, 8, 9.2, 14, 15 and 16.2 will survive any termination or expiration of this Agreement.

14.4	Effect of Termination under Paragraph 14.1 (e). If the Alliance Agreement is terminated pursuant to Paragraph 14.1 (e), all activities currently underway shall cease. The Parties shall return all Confidential Information of the other Party within five (5) business days of this termination. The Parties shall have no other obligations or liability to each other as a result of such termination.

15	Limited Warranty and Liability

15.1	Both ALIEN and ST warrant that:

(a)	each has the right to disclose to each other or use, without liability to others, all subject matter, including ideas, inventions whether patented or not, creations, works, processes, designs and methods that one party will disclose or use in its performance of this Agreement;

(b)	each has the full power to enter into this Agreement, and to carry out its obligations under this Agreement;

NO WARRANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, ARE GIVEN by ST for samples and prototypes delivered to ALIEN under a Project. ST shall not be liable for any damages resulting from any use or application of such samples and prototypes made by ALIEN. Once Alliance RFID Products are qualified by ST and ALIEN and volume production is launched, ST and/or its Affiliates will supply the Alliance RFID Products under the terms and conditions of the appropriate supply Agreement.

15.2	EXCEPT IN THE EVENT OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BREACH OF THE CONFIDENTIALITY OBLIGATION SET OUT IN PARAGRAPH 7 HEREIN, NEITHER PARTY

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SHALL HAVE ANY LIABILITY TO THE OTHER PARTY, ITS SUBCONTRACTORS, CLIENTS OR ANY THIRD PARTY FOR COSTS OF SUBSTITUTE PRODUCT(S) OR SERVICES, OR FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION SUCH DAMAGES OR LIABILITIES FOR LOSS OF REVENUE, LOSS OF BUSINESS, FOR FRUSTRATION OF ECONOMIC OR BUSINESS EXPECTATIONS, LOSS OF PROFITS, LOSS OF DATA, OR COST OF CAPITAL, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), WARRANTY OR OTHERWISE, ARISING IN ANY WAY OUT OF OR RELATING TO THIS AGREEMENT OR UNDER ANY PROJECT AGREEMENTS, EVEN IF ANY REPRESENTATIVE OF A PARTY HERETO HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15.3	EXCEPT IN THE EVENT OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BREACH OF CONFIDENTIALITY OBLIGATIONS SET OUT IN PARAGRAPH 7 HEREIN TOTAL CUMULATIVE LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR UNDER A DEVELOPMENT AGREEMENT, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WILL NOT EXCEED 1,000 USD (ONE THOUSAND US DOLLARS) FOR EITHER PARTY.

For the avoidance of doubt, supply agreements that the Parties may enter into, from time to time, pursuant to the Alliance for the sales and purchase of fully qualified Alliance RFID Products will be governed by the limitation of liability clauses set out in such sales agreements and will not be subject to the limited liability provision contained in this Paragraph 15.3.

15.4	NEITHER PARTY MAKES ANY WARRANTY OF NON-INFRINGEMENT OF INTELLECTUAL PROPERTY WITH RESPECT TO THE ST OR ALIEN IP RIGHTS.

16	General Terms

16.1	Copyright Notices - Markings. Unless stated otherwise in this Agreement, each Party will ensure that all copyright notices that are marked on or included in any portion of information, software or documentation, in any form, that is furnished to that Party under this Agreement will be marked on or included at least once in each copy made by or for that Party.

In order to protect the rights of the other Party, each Party agrees not to remove or delete any proprietary or confidential legend or marking of the

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other Party, on any information or item transferred to it by the other Party, and any copy or derivative work of such item or information.

16.2	Dispute Resolution.

16.2.1 The Alliance Coordinator from each Party will negotiate in good faith to resolve any dispute between them regarding this Agreement. If such negotiations do not resolve the dispute to the satisfaction of both Parties then the resolution process will be escalated to the Executive Committee. The Executive Committee shall meet at least once in an attempt to resolve the dispute. This meeting is a required prerequisite before either Party may seek resolution of the dispute through arbitration pursuant to Paragraph 16.2.2 below. The Parties may agree to pursue any other additional mutually acceptable dispute resolution method but such pursuit will not modify the above-stated prerequisite.

16.2.2 Any dispute that cannot be amicably solved pursuant to the provisions of Paragraph 16.2.1 above shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. All arbitrator(s) appointed must have knowledge by education or experience of the manufacture and distribution of semiconductors. Such arbitration shall take place in Geneva if initiated by ALIEN and in San José if initiated by ST and shall be conducted in English. Swiss Law shall be applicable without reference to its conflict of laws principles.

16.2.3 Notwithstanding any other statement in this Paragraph 15.2, either Party may seek immediate injunctive or other relief related to the breach of the confidentiality obligation stated in Paragraph 7 above.

16.3	Employees. Each Party will remain responsible (e.g., with regard to salaries, expenses, transportation, housing, taxes, workers compensation, performance evaluations) for its own employees while they are present at the other Party’s facility. Each Party’s employees will remain employees of that Party while they are present at the other Party’s facility and will not be considered to be employees, contractors, agents, or the like, of the other Party. A Party’s employees will conduct themselves in a professional manner while present at the other Party’s facility and will comply with the other Party’s reasonable management procedures. The other Party will provide the visiting employees with reasonable desk space, office facilities and office support. A Party may remove and restrict from its premises an individual who does not comply with the provisions of this Agreement.

16.4

Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties as to its subject matter and merges all prior discussions between them. Neither of the Parties will be bound by

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any conditions, definitions, warranties, understandings, agreements, or representations, whether written or oral, with respect to such subject matter other than as expressly provided in this Agreement or as duly set forth on or subsequent to the effective date of this Agreement in writing and signed by a duly authorized representative of each Party.

16.5	Execution And Modification. Execution of this Agreement will be by signature of an authorized representative of each Party. This Agreement may only be modified in a writing executed by authorized representatives of both Parties.

16.6	Export Restrictions. Each Party will comply, at its own expense, with all applicable federal, state and local laws, regulations and ordinances including, but not limited to, the regulations of the U.S. Government relating to export and re-export of any (a) software or technology that is provided or licensed under this Agreement, or any (b) technical information, or direct product of such technical information, that is provided by the other Party under this Agreement, or any (c) product that is provided under this Agreement. The purchaser of any product provided under this Agreement agrees that it is responsible for obtaining required government documents and approvals prior to export and re-export of any commodity, machine, software or technical data. In addition, the purchaser of any product provided under this Agreement warrants that such products are not for space or missile use, and do not relate to radiation hardened design, circuitry, manufacturing or testing.

16.7	Force Majeure. Neither Party will be liable in damages or have the right to cancel or terminate this Agreement, in whole or in part, for any delay or default in performance hereunder if such delay or default is caused by unforeseen conditions or conditions beyond the control of the delaying or defaulting Party (including but not limited to acts of God, terrorism, government restrictions, continuing domestic or international problems such as wars or insurrections, strikes, fires, floods, work stoppages and embargoes). Either Party will have the right to terminate this Agreement upon sixty (60) days prior written notice if the delay or default of the other Party due to any such cause continues for a period of six (6) months. Each Party will give the other prompt written notice of any such condition likely to cause any delay or default.

16.8	Non-exclusive cooperation. This Agreement will not prevent either Party from (a) entering into an agreement similar to it with any third party or (b) developing, manufacturing and/or selling any product or service which can compete with the other Party’s products or services in the marketplace, or with the products developed by the Parties under this Agreement.

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16.9	No right to subcontract

Neither Party may subcontract the performance of the whole or any part of the work assigned to it under a specific development Project without the other Party’s prior written consent, except in the case of ST to any of its Affiliates.

Should the performance of either Party’s development work or part thereof be subcontracted to any third party according to the aforementioned provisions, that Party (i) shall remain fully liable for the performance of the work; and (ii) shall ensure that subcontractor is bound by confidentiality obligations similar to those contained in Paragraph 7 herein.

Notwithstanding the foregoing, ST may freely subcontract the generation of Mask Works to any third party of its choice.

16.9	Headings. The paragraph headings used in this Agreement are for convenience of reference only. They will not limit or extend the meaning of any provision of this Agreement, and will not be relevant in interpreting any provision of this Agreement.

16.10	Independent Contractors. Each Party’s efforts in relation to this Agreement will be as an independent contractor. Nothing contained in this Agreement will constitute the Parties entering upon a join venture or partnership, or will constitute either Party the agent for the other Party for any purpose or in any sense whatsoever.

16.11	Language. All documents and information provided under this Agreement, and correspondence between the Parties, will be in the English language.

16.12	Notices. The addresses for notices will be the addresses for the Agreement Coordinators as specified in Paragraph 5.3 above. All notices that are required or permitted to be given under this Agreement will be in writing. Notices will be validly given upon the earlier of confirmed receipt by the recipient’s Agreement Coordinator or seven (7) days after dispatch by registered mail, postage prepaid, in any post office in the United States (for ALIEN) or France or Switzerland (for ST) addressed to the other party’s Agreement Coordinator. Notices may be delivered by telefax or by courier and will be validly given upon confirmed receipt by the recipient’s Agreement Coordinator.

16.13	Severability. If any provision of this Agreement is for any reason found to be ineffective, unenforceable or illegal, such condition will not affect the validity or enforceability of any of the remaining portions of this Agreement. The Parties will negotiate in good faith to replace any ineffective, unenforceable or illegal provision with an effective replacement as soon as is practical.

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16.14	Trademark Usage. Nothing in this Agreement will imply the grant to a Party of a license to use any trademark or service mark of the other Party or any mark that is confusingly similar to a name or mark used by the other Party. Such a grant may only be made by explicit statement in this Agreement.

16.15	Assignment. Neither Party may transfer or assign this Agreement, whether by operation of law or otherwise, without the prior written consent of the other Party and any attempt to do so without such consent will be void. This Agreement will bind and inure to the benefit of the Parties and their respective permitted successors and permitted assigns.

16.15	Waiver. The waiver of any term, condition, or provision of this Agreement by either Party must be in writing. No such waiver will be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

IN WITNESS WHEREOF, each Party has executed this Agreement by signature of its authorized representative.

ALIEN Technology Corporation		STMicroelectronics NV

By:	/S/ STAV PRODROMOU	By:	/S/ CARLO BOZOTTI

Name:	Stav Prodromou	Name:	Carlo Bozotti

Title:	Chief Executive Officer	Title:	Corporate V.P.

Date:	June 16, 2003	Date:	July 4, 2003

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

JOINT DEVELOPMENT AGREEMENT

This Joint Development Agreement (“Agreement”) is entered into by and between Alien Technology Corporation (“Alien”), a California corporation with a place of business at 18220 Butterfield Boulevard, Morgan Hill, California, 95037 and STMicroelectronics N.V., a Dutch corporation, with its registered office at WTC Schiphol Airport, Schiphol Boulevard 265, 1118 BH Schiphol Airport, Amsterdam, The Netherlands, acting through its Swiss Branch located at 39, Chemin du Champ des Filles, 1228 Plan-les-Ouates, Geneva, Switzerland, on behalf of itself and its Affiliates.

RECITALS

Whereas:

A.	ALIEN and ST have signed an Alliance Agreement dated June 16, 2003 to address the foundation of the cooperation between the two companies, establishing the fields of activity, the value added brought in by each partner, the “modus operandi” in terms of developing the RFID based solutions for the AutoId Center standards, as well as the specific terms and conditions of mutual support in terms of market presence, joint development, joint or coordinated subassembly and/or solution manufacturing.

B.	ST and Alien desire to enter into an agreement setting forth their respective rights and obligations to design and manufacture an IC that will operate according to the Auto-ID Center Specification.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. Definitions. In this Agreement, the following words and expressions shall have the following meanings:

1.1 “Alien Specification” means the specific product performance guidelines provided by Alien and included in Exhibit A. The Exhibit A will be agreed between the parties at project start and attached hereto.

1.2 “Alien Technology” means any and all Technology that Alien contributes to the development of the Class 1 IC.

1.3 “Auto-ID Center Specification” means the Auto-ID Center’s EPC Class 1 Specification 1.0 for a system operating at UHF, with additional clarifications and enhancements provided by Alien, detailed in Exhibit A. This will include future extensions and revisions of this Auto-ID Center Specification that may arise during the Development Program by the Center or its

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

successor organizations. The Exhibit A will be agreed between the parties at project start and attached hereto.

1.4 “Class 1 IC,” means integrated circuit(s) that, when properly attached to an appropriate antenna in a radio frequency inlet or tag, operate according to the Specification.

1.5 “Development Program” means Phase I and Phase II collectively.

1.6 “Flip-Chip Process” means the process for assembling RF Tags whereby bumped, sawn ICs are picked from a wafer and placed and adhered onto a tag antenna.

1.7 “FSA Technology” means the materials, equipment and processes required to perform Alien’s “Fluidic Self Assembly” approach to placing shaped integrated circuits, called NanoBlock™ ICs, into rolls of plastic film and forming interconnects to those ICs, to the extent constituting Alien Background Technology.

1.8 “Intellectual Property Rights” means (a) all Patent Rights, (b) all United States and foreign semiconductor mask work rights and registrations for such rights, and (c) all copyright rights and all other literary property and author rights, whether or not copyrightable, and all copyrights and copyrighted interests, including any renewals thereof, and (d) rights relating to the protection of trade secrets and confidential information, and (e) any right analogous to those set forth herein and any proprietary rights relating to intangible property.

1.9 “Joint Development” is defined in Section 5.3 below.

1.10 “NanoBlock Technology” means Alien NanoBlock™ IC specifications and formation process, irrespective of the assembly technology used to convert the chip into the RF Tag, to the extent constituting Alien Background Technology.

1.11 “Patent Rights” means all United States and foreign patent and application for patent, industrial models, industrial designs, utility models, certificates of invention, and other indicia of invention ownership, including any such rights granted upon reissue, division, continuation or continuation-in-part applications.

1.12 “Phase I” means that portion of joint development contemplated under this Agreement and described in detail in Sections 2.1, 2.2, 3, and Exhibit B.

1.13 “Phase II” means that portion of joint development contemplated under this Agreement and described in Section 2.3.

1.14 “Qualification” means the written agreement between the parties for production release of a Class 1 IC as provided for in Exhibit B.

1.15 “RF Tag” means a Class 1 IC with electrical connection to an antenna and packaged to enable its use as a radio frequency identification device.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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1.16 “Specifications” means both the Auto-ID Center Specification and the Alien Specification.

1.17 “Supply Agreement” means the agreement referenced in Section 4.

1.18 “ST Technology” means any and all Technology that ST contributes to the development of the Class 1 IC.

1.19 “Technology” means developments, ideas, designs, inventions, information, know-how, technology, both tangible and intangible, and Intellectual Property Rights.

All other capitalized terms used herein and not defined shall have the same meaning as in the Alliance Agreement.

2. Project Phases

2.1 Project Phases. The development activities hereunder are divided into two project phases (Phase I and Phase II). The project phases are directed to the ultimate goal of jointly developing a commercially acceptable Class 1 IC. The objectives and project plan of Phase I are described in detail below and in the Exhibits hereto. The specific objectives and project plans of Phase II are to be developed and formally defined by the parties during the term of this Agreement, following Phase I.

2.2 Phase I. The overall objective of Phase I is to develop a Class 1 IC in accordance with the performance specifications shown in Exhibit A. The work plan of Phase I is set forth in detail in Exhibit B. The goal of the work plan is to develop a low-cost Class 1 IC that is ready for production releases mentioned in Exhibit B. This IC shall be designed and the initial mask sets developed for assembly in both a Flip-chip and by a Fluidic Self-Assembly Process.

2.3 Phase II. The general goals of Phase II are to develop an improved Class 1 IC with higher performance and reduced manufacturing costs compared to the IC developed in Phase I. The estimated target date for commercial availability of this IC is the beginning of 2006. This IC shall be designed as a NanoBlock IC, and the initial mask sets developed for assembly in both a flip-chip and by a Fluidic Self-Assembly Process. During Phase 1, the parties intend to plan and formally to define the objectives and project plans of Phase II following the completion of Phase I. In the parties’ proposals for Phase II the areas of responsibility of the parties will continue to be defined by the tasks outlined in Exhibit B, unless both parties agree to an amendment of Exhibit B.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

3. Development Program: Phase I and Additional Activities

3.1 Each party shall use diligent efforts to carry out, in the case of Alien, the Alien responsibilities and, in the case of ST, the ST responsibilities, in accordance with Exhibit B (including without limitation the time schedule therein), as it may be updated by mutual written agreement of the parties from time to time. Each party agrees to commit sufficient resources reasonably calculated to make the program a success.

3.2 Each party will bear its own operating costs for the Development Program. ST shall bear the cost of all mask sets and prototype lots for Phase I and Phase II wafers supporting flip-chip version, while Alien shall bear the cost of all mask sets and prototype lots for Phase I and Phase II wafers supporting FSA version. Alien shall loan one reader with appropriate software and hardware compliant to the latest Auto-ID Center v. 1.0 specification to ST free of charge for purposes of development and product testing. Alien will provide periodic software updates for this hardware as they become available at Alien. This reader will be returned to Alien at the termination of the Agreement. Alien represents and warrants that it owns, leases or has a valid license to use and sublicense such reader and the accompanying hardware and software.

Throughout the Development Program, ST and Alien agree to make a sufficient number of their appropriately skilled employees reasonably available to carry out the programs in accordance with Exhibit B. Alien and ST further agree to make a sufficient number of their employees reasonably available at their respective program sites, as appropriate, to consult with and assist each other on issues arising from work performed in connection with the programs, including, without limitation, product design, technical performance, manufacturing process, manufacturing costs, and related issues. Neither party will allow any non-employees to perform work on this program without prior approval by the other party.

3.3 The primary technical activities of Phase I are set forth in Exhibit B. Alien agrees to assist ST and ST agrees to assist Alien as set forth in this Agreement and in Exhibit B to achieve the goals of the programs according to the time schedule set forth in Exhibit B. Each party shall perform each Task for which it has Responsibility under Exhibit B and provide the relevant Deliverable to the other party in the required Format upon completion of the Task by the party but in no event later than the time schedule permits for Completion of that Task (all capitalized terms in this sentence refer to headings in Exhibit B). The parties shall share responsibility for the tasks where both are shown to be responsible in Exhibit B. It is understood that the focus of the collaboration and this Agreement is the joint development activities, but that parallel Alien and ST activities are required for the success of the program. Therefore it is expected that both parties will cooperate with respect to the other’s activities where they are able to do so.

3.4 ST will be free to choose the ST locations at which to perform its responsibilities under this Agreement. Alien will be free to choose the Alien locations at which to perform its responsibilities under this Agreement. Each party shall ensure that all of its personnel, while on the site of the other party, shall abide by the then current procedures and regulations applicable to independent contractors performing services on such site, and all other reasonable safety, security

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

and other instructions and directions issued by the party whose site is being visited, as well as all applicable federal, state and local laws and regulations.

3.5 The following persons shall be appointed Development Program Managers to direct the overall conduct of the parties and of the development activities described in Exhibit B:

(a)	For ST:

Jean-Marie Gaultier

Contactless Memories Design Manager

STMicroelectronics

Zone Industrielle de Rousset

13106 Rousset cedex - France

E-mail : jean-marie.gaultier@st.com

(b)	For Alien:

James Atherton

Vice President, IC Engineering

Alien Technology Corp.

18220 Butterfield Boulevard

Morgan Hill, CA 95037

E-mail: jatherton@alientechnology.com

The Development Program Managers shall have the authority to mutually approve in writing changes to Exhibit B or changes as detailed in Section 3.6, including Specifications, scope of work, major milestones, and compensation, for the program within their responsibility as defined above. The Development Program Managers cannot otherwise amend this Agreement. Upon notice to the other party, either party may substitute a different Development Program Manager of appropriate managerial rank and scope.

3.6 If either party proposes changes to the Development Program then it shall notify the other party’s Development Program Manager in writing of such proposal and the reasons for such proposal. Such a proposal may include, for example, changes to the Specifications or requirement for system performance or cost; the deferral of one or more of deadlines; and the adjustment of milestones. The other party will give each such proposal its prompt attention. ST (in the case of a proposed change to any of its areas of primary or shared responsibility) or Alien (in the case of a proposed change to any of its areas of primary or shared responsibility) will promptly state in writing what effect, if any, such change will have on the milestones/time frame, and other provisions of the affected program. If any such change is agreed by ST and Alien, the change shall be evidenced by a written confirmation signed by the Development Managers of both parties. Such a written confirmation shall amend the terms of Exhibits A and/or B as appropriate. In such cases where the change is driven by forces outside the agreement, for example changes to the Auto-ID Center Specification, such changes may not be unreasonably withheld.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

3.7 If the Development Program Managers disagree on any proposed changes to Exhibit B or the Development Program, or if there is any Task in Exhibit B that is not completed by the Completion date, or if there is any other disagreement under this Section 3, the Development Program Managers shall meet in person or by some other means such as teleconference to discuss the issue within 5 business days of receiving a request for such a meeting by a Development Program Manager. If the Development Program Managers are unable to find a mutually agreeable resolution, either Development Program Manager may refer the matter to Stav Prodromou of Alien and Claude Dardanne of ST (or equivalent management personnel), who shall promptly meet and endeavor in good faith to resolve the matter in a timely manner. This section in no way limits or restricts the remedies of the parties under other parts of this Agreement, including without limitation Section 10 (Termination).

3.8 The Development Program Managers and other project representatives of ST and Alien as appropriate shall meet weekly by teleconference to review the progress of Phase I.

3.9 The Development Managers shall coordinate and attend additional teleconference meetings to occur at least on a monthly basis that include relevant senior management of the parties to review marketing plans, and to manage other necessary business and technology matters, and to formulate the goals and work plans of Phase II. To facilitate these planning discussions, ST and Alien shall exchange confidential market research information, technical feasibility evaluations, RFID systems integration analyses, and other information germane to this planning. Notwithstanding the marking requirements of Section 7.1 of the Non-Disclosure Agreement dated June 16, 2003 between STMicroelectronics SA (an Affiliate of STNV) and Alien, all information relating to processes exchanged under this Section 3.9 shall be deemed Confidential Information for purposes of this Agreement whether or not marked “Confidential.”

To ensure that the Specifications continue to develop in a manner consistent with the interests of the parties, both parties shall allocate reasonable resources throughout the term of this Agreement to support relevant working groups or development activities at the Auto-ID Center and/or its successor organizations.

4. Supply of ST Product to Alien

The manufacture, sale and distribution of Class 1 ICs that have successfully completed Qualification shall be governed by the terms and conditions of a separate Supply Agreement executed between the parties.

5. Applicable Provisions of Alliance Agreement

The provisions of Sections 8 (Intellectual Property Rights Ownership), 9 (Licenses), 15 (Limited Warranty and Liability), and 16 (General Terms) also apply to and govern this Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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6. ST Technology; Alien Technology

In addition to the provisions set forth in Section 8 of the Alliance Agreement, the Parties hereby agree that ST owns all ST Technology as more specifically set forth in Exhibit C, and Alien owns all Alien Technology as more specifically set forth in Exhibit D.

7. Term and Termination

7.1 This Agreement shall become effective as of the date of its signature by both Parties (the “Effective Date”) and shall remain in existence unless otherwise terminated as provided in this Section 7.

7.2 Either party may terminate this Agreement (i) after six (6) months have elapsed from the date set forth in the work plan in Exhibit B for completion of a low-cost Class 1 IC for Phase I, if, after using reasonable commercial efforts to design and develop a Class 1 IC the Parties are unable to Qualify a final Class 1 IC for Phase I, or (ii), after the Parties Qualify a Class 1 IC for Phase I, but before the start of Phase II, or (iii) after six (6) months have elapsed from the date set forth in the work plan in Exhibit B for completion of a low-cost Class 1 IC for Phase II if, after using reasonable commercial efforts to design and develop the Class 1 IC, the Parties are unable to Qualify a Class 1 IC for Phase II.

7.3 In addition, this Agreement may be terminated subject to thirty (30) days prior written notice, in the following cases:

(a) by either Party upon failure by the other Party to comply with any material obligation under this Agreement, provided that such failure has not been corrected or remedied within thirty (30) days of a notice to that effect by the terminating Party.

(b) by either Party, if a controlling interest of the voting stock of the other Party is acquired by, or if the other Party merges with, or if a majority of the assets of the other Party is acquired by, a direct competitor of the terminating Party.

In addition, either Party may terminate this Agreement without prior notice or formality:

(c) if the other Party ceases its activities or becomes subject to a voluntary or involuntary petition in bankruptcy to the extent permitted by the applicable law:

(d) if the other Party materially breaches the confidentiality obligations contained herein .

7.4 Upon expiration or termination of this Agreement for any reason each Party shall return to the other party all Confidential Information of the other Party that was provided by the other Party to such Party during the course of this Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

7.5 The provisions of Sections 1, 6 and 8 of this Agreement and Sections 8, 9.2, 15 and 16.2 of the Alliance Agreement will survive any expiration or termination of this Agreement.

8. Confidentiality

The terms and conditions of the Non-Disclosure Agreement dated June 16, 2003 between STMicroelectronics SA (an Affiliate of STNV) and Alien shall apply to and govern this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below effective as of the Effective Date.

ALIEN TECHNOLOGY CORPORATION	STMICROELECTRONICS N.V.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT A

Article 1: Auto-ID Center Specification

Technical Report: Auto-ID Center Candidate Recommendation, Version 1.0.1

“860MHz – 930MHz Class I Radio Frequency Identification Tag Radio

Frequency & Logical Communication Interface Specification”

Article 2: Alien Specification

“Operational Specification for a Radio Frequency Identification (RFID) System”

Part I. Class 1 Devices

MIT Auto-ID Center Cheap Chip Action Group (CCAG)

November 2002

Article 3: Lepton IC Specification

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT B

Phase I Tasks and Deliverables / Target schedule

To = April 2003

Digital design / Alien = Week17

Analog design / Alien = July 14th, 2003

EEPROM design / ST = July 14th, 2003

Mask assembly / ST = July 31st (If E²test protocol deliver W28 and all layout blocks checked in ALIEN before to be deliver on 15th July )

Companion chip UHF / ST = July 14th, 2003

Companion chip 1/2 Alien = July 14th, 2003

Companion E²prom Alien/ST = July 14th, 2003 (If E²test protocol deliver W28)

Companion analog /ST = July 14th, 2003

TEG F6S40 / UHF = July 14th, 2003

Reticule assembly / ST = July 31st

Final checks and PG Tape / ST & ALIEN = July 31st, 2003

Mask making / ST = August 20th, 2003

Cut 1.0 wafers out = Sept.19th, 2003 (rush)

First inlay samples / Alien & ST = Oct.10th, 2003

Characterization Cut1.0 Alien & ST = Oct. 31st, 2003

Preliminary reliability test / ST = Oct 31st, 2003

Cut 1.1 PG Tape Alien / ST = Nov.28th 2003

Cut 1.1 wafers out / ST = Jan.15th, 2003

Final characterization Alien/ST = Feb. 27th, 2004

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Final reliability tests ST = Feb 27th, 2004

Silicon acceptance ready for production Alien/ST = Feb.27th, 2004

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT C

ST Technology

Silicon wafer processes / recipes

Design rules manual

Spice models to related technology

EEPROM design and layout implementation

Masks assembly techniques / design rules

Design Kit to related technology

Shottkey design / technology implementation

High frequency capacitance design and process implementation

Electrical wafer sort programs

Final test programs

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXHIBIT D

Alien Technology

Class I UHF Auto ID Center compliant digital designClass I UHF Auto ID Center compliant RF/analog design and layout implementation

Test methodology, programs and hardware for Class I Auto ID compliant ICs operating at UHF and microwave frequencies (wafer sort and product final test)

Bit stream generation software for Class I Auto ID compliant reader/tag systems

Test bench software for Class I Auto ID compliant reader/tag systems

Schottky diode layout implementation

High frequency capacitor layout implementation

Electrostatic discharge protection design and layout implementation

NanoBlock ICTM design rules

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

EXCLUSIVE SUPPLY AGREEMENT FOR WAFERS

This Exclusive Supply Agreement for Wafers (“Agreement”) is made as of August 29, 2003 (“Effective Date”) by and between Alien Technology Corporation (“ALIEN”), a California corporation having its principal place of business at 18220 Butterfield Boulevard, Morgan Hill, California, 95037 and STMicroelectronics, Inc. and its Affiliates, a Delaware corporation having its principal place of business at 1310 Electronics Drive, Carrollton, Texas 75006 (“ST”).

RECITALS

A.	ALIEN and ST have entered into an Alliance Agreement dated June 16, 2003 to address the foundation of cooperation between the two parties.

B.	ALIEN and ST have entered into a Joint Development Agreement effective as of August 29, 2003 (“JDA”) to jointly design and develop Class 1 ICs.

C.	The parties desire to enter into an agreement to define the terms and conditions under which ST will manufacture and supply to ALIEN and to third parties, and ALIEN will purchase Wafers exclusively from ST.

ARTICLE 1 - DEFINITIONS

“ALIEN Specification” means the specific product performance guidelines provided by ALIEN and included in Exhibit A, as amended from time to time by mutual agreement.

“Auto-ID Center Specification” means the Auto-ID Center’s EPC Class 1 Specification 1.0.1 for a system operating at UHF, as amended from time to time, with additional clarifications and enhancements provided by ALIEN, currently detailed in Exhibit A. This will include future extensions and revisions of this Auto-ID Center Specification.

“Class 1 ICs” means integrated circuits that, when properly attached to an appropriate antenna in a radio frequency inlet or tag, operate according to the Specifications.

“Contract of Sale” means an Order accepted by ST.

“Conventional Wafer” shall mean an Alliance RFID Product that is a semiconductor wafer having a diameter of 150 millimeters, comprised of die or dice not suitable for the FSA Technology manufactured by ST using the Manufacturing Processes and based upon the Specifications, for sale and shipment by ST.

“Customer” means ALIEN.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

“Cycle Time” shall mean the time between Lot start defined in the Order and the Wafers out, currently set at 12 weeks. ST will evaluate Cycle Time on a yearly basis or upon significant semiconductor market changes, and may revise Cycle Time to reflect changes indicated in ST planning tools for the relevant process technology.

“Designs” shall mean all designs, test tapes, GDSII data base tapes, data, and information owned by Customer and relating to the manufacture of Wafers and required by ST to enable ST to set up any of the Processes and to manufacture the Wafers.

“Facility” means the existing 6” wafer fabrication plant located at Rousset, France.

“Lot” shall mean a group of Wafers not to exceed twenty-five (25) in number that are uniquely identified and tracked through the fabrication Process.

“Manufacturing Processes” shall mean the manufacturing processes used at the Facility.

“Misprocessing” shall mean a confirmed deviation from the manufacturing flow that would result in the Wafers not meeting the T84 Specifications attached hereto as Exhibit D, as amended from time to time.

“NanoBlock Wafer” shall mean an Alliance RFID Product that is a semiconductor wafer having a diameter of 150 millimeters, comprised of die or dice suitable for the Alien Fluidic Self Assembly process manufactured by ST using the Manufacturing Processes and based upon the Specifications, for sale and shipment by ST to Customer.

“Orders” shall mean the purchase orders for Wafers placed by Customer for ST from time to time.

“Process Specification” shall mean the ST documentation describing the manufacturing flow, and the process steps within the manufacturing flow, of the Manufacturing Processes used by ST to manufacture the Wafers.

“Product” means an integrated circuit that is an Alliance RFID Product or that integrated circuit assembled into an RF Tag not using FSA Technology.

“Qualification” shall mean the execution by both Parties of a specific document confirming that each Class 1 IC is successfully qualified. Qualification of the initial Class 1 IC is set forth in Section 1.15 of the Joint Development Agreement dated August 29, 2003.

“Qualification Date” shall mean the date of execution of the Qualification documents.

“RF Tag” means a Class 1 IC with electrical connection to an antenna and packaged to enable its use as a radio frequency identification device.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

“Risk Production Orders” means the purchase orders for Wafers placed by Customer and accepted by ST prior to the Qualification Date.

“Specifications” means both the Auto-ID Center Specification and the ALIEN Specification, as amended by mutual agreement, as currently set forth in Exhibit A of this Agreement.

“Wafers” means Conventional Wafers and/or NanoBlock Wafers.

All other capitalized terms used herein and not defined shall have the same meaning as in the Alliance Agreement.

ARTICLE 2 – QUALIFICATION OF CLASS 1 ICS AND ACCEPTANCE OF WAFERS

2.1 Customer’s confirmation that each of the Alliance RFID Products is successfully Qualified shall be evidenced by a document signed by both Parties.

2.2 Subject to Section 2.3 below, starting from the Qualification Date Customer will start placing Orders with ST for quantities of Wafers in accordance with this Agreement.

2.3 Customer reserves the right to place Risk Production Orders for the Wafers until the Qualification of each Class 1 IC is completed in accordance with Section 2.1 above. In the event of Misprocessing of the Wafer encompassed by an accepted Risk Production Order, ST shall replace the Wafers affected by such Misprocessing at its cost. If ST manufactured the Wafers encompassed by an accepted Risk Production Order in accordance with the applicable Process Specification, Customer shall be required to purchase such Wafers from ST.

NO WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE GIVEN FOR THE RISK PRODUCTION ORDERS DELIVERED HEREUNDER.

2.4 Wafers manufactured under the Manufacturing Processes and delivered by ST shall be subject to incoming inspection and testing in accordance with the acceptance criteria set forth in Exhibit B hereto. If ALIEN finds that any Wafer fails such inspection or test, ALIEN has the right to reject such Wafer in writing within thirty (30) days after delivery and return such lot to ST, at ST’s expense, and ST will repair or replace such defective Wafer at no charge to ALIEN.

2.5 In order to achieve Qualification at ST, a minimum of [***] yield per wafer must be achieved. The parties agree to apply best efforts to achieve this minimum level, and then to continually improve yield.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

2.6 ST agrees to use best efforts to achieve the Street Oxide Thickness Measurements (Average Thickness of [***] and Thickness Uniformity [***]) described in Exhibit B, by no later than December 30, 2003.

ARTICLE 3 - PROTOTYPING

3.1 ST will perform the final chip layout and assembly. ST will provide to ALIEN the GDSII tape excluding the EEProm portion of such tape. ST is the owner of the GDSII tape.

3.2 The prices for prototype Wafers to be manufactured by ST shall be two times the prices for wafers set forth in Exhibit C hereto. Should prototype wafers be provided before 4Q03, the price for 4Q03 shall apply.

3.3 ST shall use reasonable commercial efforts to manufacture prototype Wafers on a RUSH basis, with Cycle Time approximately half of that for commercial production.

ARTICLE 4 - CHANGES TO THE SPECIFICATION

4.1 No major changes or modifications can be made by ST to the Specifications or the Wafers without the prior written authorization of Customer. Major changes and modifications by ST are defined as any product or process modification that affects product form, fit, function or reliability.

4.2 Should ST decide to port Manufacturing Process to another ST facility, ST will notify Customer through a Process Change Notice (“PCN”). Customer may either accept or reject such PCN by providing notice in writing to ST. If ST receives no written response within thirty-five days after sending the PCN, Customer will be deemed to have accepted such PCN. If required, the cost of new masks and qualification lots associated with the change shall be borne by ST. Alien shall bear its own costs of testing qualification wafers.

4.3 ST will supply Wafers so long as demand exists for the Class 1 IC, ST maintains the technical capability of manufacturing such Wafers, and the Class 1 IC is not replaced by a more competitive one. Should ST decide to discontinue the manufacturing of Wafers, ST will notify Customer through a Product Termination Notification (“PTN”). Thirty (30) days after this notification, the following rules will apply: (a) all Contracts of Sale already in backlog at the date of the notification will be fulfilled; and (b) ST will accept one or several purchase orders during the subsequent twelve (12) months, delivery to be made within a maximum period of six (6) months after the end of this twelve (12) month period.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

ARTICLE 5 – FORECAST/CANCELLATION/RESCHEDULE

5.1 Customer will provide a twelve (12) month rolling forecast of its monthly volume requirements for the Wafers for each of the Manufacturing Processes. Each forecast shall be based on quarters containing four (4) weeks for the first month of the quarter, four (4) weeks for the second month of the quarter and five (5) weeks for the third month of the forecast. Except as set forth in Section 5.3 below, the first four (4) months of the rolling forecast shall be binding, and the remaining eight (8) months shall be for information purposes only. Customer shall update this forecast and forward the same to ST, on the first day of each calendar month during the Term beginning October 1, 2003. On the first day of each calendar month, Customer shall issue an Order to ST to initiate the manufacture of the Wafers; provided, however, that the Order for the first four (4) months from the Qualification Date shall be issued at least twelve (12) weeks prior to the earliest requested delivery date. Each Order will be issued by Customer in accordance with the applicable Cycle Time. ST shall acknowledge each Order and confirm the scheduled delivery date within seventy-two (72) hours from the date of receipt of the Order. If Orders for the four (4) month binding period are in accordance with the terms and conditions of this Agreement, such Orders shall be deemed accepted by ST and therefore a Contract of Sale.

5.2 All Orders for the Wafers will be issued to ST by Customer.

5.3 Rescheduling or cancellation after the acceptance of the Order and prior to the commencement of the Cycle Time is limited to 50% of the quantity of Wafer in the Order; upon commencement of Cycle Time, all Orders are firm and noncancellable. Rescheduling of Orders less than one (1) week prior to the commencement of Cycle Time is subject to ST’s prior written approval.

5.4 Prior to the commencement of the Cycle Time, ST will use reasonable commercial efforts to meet ALIEN’s requests to increase an Order to up to 135% of the quantity of Wafers in the Order.

5.5 For Conventional Wafers, ST and Customer will agree on a testing protocol and associated pricing for this testing.

5.6 For NanoBlock Wafers, ST will provide Customer T84 technology parameters by lot.

5.7 ST agrees that Cycle Time for NanoBlock Wafers shall not exceed that for Conventional Wafers, as long as the Conventional Wafers and NanoBlock wafers are manufactured using the same silicon process technology and in the same Facility.

ARTICLE 6 - MANUFACTURING AND SUPPLY

6.1. All Wafers shall be manufactured exclusively by ST or its Affiliates (either directly or through ST’s subcontractors) and sold by ST to ALIEN pursuant to the terms and conditions in this Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

6.2 ST and its Affiliates may manufacture and sell, directly or indirectly, the Conventional Wafers and Product to third parties.

ARTICLE 7 - SHIPMENT OF ST PRODUCT

7.1 All shipments of the Wafers shall be FOB ST’s facility if shipped from the U.S.; and FCA (Incoterms 2000) if shipped from ST’s or its subcontractor’s facilities in Europe or Asia. Ownership and risk of loss or damage to the Wafers shall pass to Customer at ST’s delivery of the Wafers to the carrier at the applicable FOB or FCA point.

ARTICLE 8 - PRICES AND TERMS OF PAYMENT

8.1 The sales of the Wafers to Customer shall be made at the price agreed upon by the parties and shown in Exhibit C. Such prices will be exclusive of taxes and/or duties. In consideration for ALIEN’s contributions pertaining to the prototype design and development, ST commits to sell Wafers to ALIEN [***]. Such discount is in full payment of all of ALIEN’S contributions under this Agreement.

8.2 All payments shall be made by Customer in US Dollars within thirty (30) days from Customer’s receipt from ST (by facsimile, mail, electronic file, express courier or hand delivery) of the corresponding invoice or shipment, whichever comes later.

ARTICLE 9 - WARRANTY

9.1 With respect to the sale and delivery of Wafers:

9.1.1 ST warrants that the Wafers shipped by ST to ALIEN will be free from defects in material and workmanship, and will conform to the Specifications. This warranty shall remain effective for a period of three months from the date of shipment of the Wafers by ST. The warranty set forth in this Section 9.1.1 shall not constitute a yield guarantee.

9.1.2 If, during the applicable aforementioned warranty period, (i) ST is notified promptly in writing by ALIEN upon discovery of any such defect in the Wafers, including a detailed description of such defect; (ii) such Wafers are returned by ALIEN to ST; and, (iii) ST’s examination (such examination to be performed as soon as practicable, but no later than 30 days after receipt) of such Wafers discloses that such Wafers contain demonstrable processing or electrical defects and such defects are not caused by accident, abuse, misuse, neglect, alteration, improper handling, testing or inspection by any person and/or entity other than ST, then ST shall replace such Wafers with conforming Wafers, or, at ALIEN’s option, issue to ALIEN a credit for such Wafers.

9.1.3 This warranty shall not apply to any Wafers that have been repaired or altered, except by ST, or that have been subjected to misuse, negligence, accident, improper transportation, unusual physical or electrical stress, or improper storage.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

9.2 General Warranty Provisions applicable to the Wafers:

9.2.1 ST makes no warranty or guarantee of any kind with respect to sales or orders for prototype, Risk Production Orders or any other nonqualified Wafers. Any Wafers sold under such sales or orders are furnished “AS IS” “WITH ALL FAULTS”.

9.2.2 LIFE SUPPORT DEVICES: THE PRODUCTS ARE NOT AUTHORIZED FOR USE AS CRITICAL COMPONENTS OF LIFE SUPPORT DEVICES OR SYSTEMS. ST DISCLAIMS ANY WARRANTY OR RESPONSIBILITY FOR SUCH USAGE, WHICH SHALL BE AT CUSTOMER’S SOLE RISK, EVEN IF ST HAS BEEN PREVIOUSLY NOTIFIED OF SUCH USAGE. AS USED HEREIN, “LIFE SUPPORT DEVICES OR SYSTEMS” ARE DEVICES OR SYSTEMS WHICH ARE INTENDED FOR IMPLANT INTO THE BODY TO SUPPORT OR SUSTAIN LIFE, OR TO ASSIST THEREIN, AND WHOSE FAILURE TO PERFORM CAN BE REASONABLY EXPECTED TO RESULT IN SIGNIFICANT INJURY TO THE USER. A “CRITICAL COMPONENT” IS ANY COMPONENT OF A LIFE SUPPORT DEVICE OR SYSTEM WHOSE FAILURE TO PERFORM CAN REASONABLY BE EXPECTED TO CAUSE OR RESULT IN THE FAILURE OF PERFORMANCE OF A LIFE SUPPORT DEVICE OR SYSTEM OR TO ADVERSELY AFFECT ITS SAFETY OR EFFECTIVENESS.

9.2.3 THE WARRANTIES SET FORTH IN THIS SECTION 9 ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESSED, STATUTORY OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. ST SHALL IN NO EVENT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF USE OR COST OF LABOR BY REASON OF THE FACT THAT SUCH WAFERS SHALL HAVE BEEN DEFECTIVE, NON-CONFORMING OR OTHERWISE NOT IN CONFORMITY WITH SECTION 9. ST AND ITS AFFILIATES NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR ST OR THE AFFILIATES ANY OTHER LIABILITIES IN CONNECTION WITH THE SALE OF THE WAFERS.

ARTICLE 10 - LICENSE GRANT

10.1 ALIEN hereby grants to ST and its Affiliates a worldwide, perpetual, royalty-free, fully paid up license under any ALIEN Technology (including Background Technology and Foreground Technology but excluding Nanoblock Technology and FSA Technology), to the extent necessary for ST and its Affiliates to design, develop, have designed, have developed, manufacture, have manufactured, commercialize (directly or through its distribution channel) and make the necessary modifications to the Class 1 ICs to comply with changes to the Auto-ID Center Specification for any third party.

10.2 As long as this Agreement continues in force, ST shall have license rights to make improvements to the Wafers. To the degree relevant, improvements to the Conventional Wafers must also be applied to the NanoBlock Wafers, and vice versa.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

10.3 If this Agreement terminates, the parties will negotiate in good faith license rights to make derivatives to the Class 1 ICs outside the context of the alliance, provided that the royalty rate payable to Alien shall be one percent (1%) of the selling price.

ARTICLE 11 - INDEMNIFICATION BY ST

11.1 ST will defend, indemnify and hold harmless Customer against a claim alleging that the Manufacturing Processes infringe any copyrights, patents, trade secrets, mask works or other proprietary rights of any third parties arising under United States law or the law of any other country in which the Class 1 ICs are sold and will pay resulting costs, damages and reasonable attorney’s fees finally awarded, provided that: (i) Customer promptly notifies ST, by written communication, of the claim, (ii) Customer cooperates in a reasonable manner in such investigation and defense; and (iii) ST has sole control of the defense and all related settlement negotiations. If such claim occurs, or in ST’s opinion is likely to occur, Customer agrees to permit ST, at its option and expense, and in addition to the above obligation, either to procure for Customer the right to continue using the Class 1 ICs or to replace or modify the same so it becomes non-infringing and provides the same capability as before.

11.2 ST shall have no obligation under Section 11.1 for any claim, which results from: (a) the combination of a Class 1 IC with other products if such infringement would not have arisen but for the combination; or (b) the Specification(s) or the Designs provided by Customer to ST under this Agreement.

11.3 ST’s total liability to Customer under Section 11.1 is subject to Article 13 below.

11.4 The foregoing states the entire liability of ST for infringement under this Agreement. THIS PROVISION IS STATED IN LIEU OF ANY OTHER EXPRESSED, IMPLIED OR STATUTORY WARRANTY AGAINST INFRINGEMENT, AND SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT OF ANY KIND.

ARTICLE 12 - INDEMNIFICATION BY ALIEN

12.1 ALIEN will defend, indemnify and hold harmless ST against a claim alleging that the ALIEN Technology infringes any copyrights, patents, trade secrets, mask works or other proprietary rights of any third parties arising under United States law or the law of any other country in which the Class 1 ICs are sold and will pay resulting costs, damages and reasonable attorney’s fees finally awarded, provided that: (i) ST promptly notifies ALIEN, by written communication, of the claim, (ii) ST cooperates in a reasonable manner in such investigation and defense; and (iii) ALIEN has sole control of the defense and all related settlement negotiations. If such claim occurs, or in ALIEN’s opinion is likely to occur, ST agrees to permit ALIEN, at its option and expense, and in addition to the above obligation, either to procure for ST the right to continue manufacturing and

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

selling the Class 1 ICs or to replace or modify the same so it becomes non-infringing and provides the same capability as before.

12.2 ALIEN shall have no obligation under Section 12.1 for any claim, which results from (a) the combination of a Class 1 IC with other products if such infringement would not have arisen but for the combination, or (b) the Auto-ID Specification.

12.3 ALIEN’s total liability to ST under Section 12.1 is subject to Article 13 below.

12.4 The foregoing states the entire liability of ALIEN for infringement under this Agreement. THIS PROVISION IS STATED IN LIEU OF ANY OTHER EXPRESS, IMPLIED OR STATUTORY WARRANTY AGAINST INFRINGEMENT, AND SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT OF ANY KIND.

ARTICLE 13 - LIABILITY

13.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR EXEMPLARY OR PUNITIVE DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.2 EXCEPT IN THE EVENT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THE TOTAL LIABILITY OF EACH PARTY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT OF MONEY RECEIVED BY ST FROM CUSTOMER UNDER THIS AGREEMENT FOR THE TWELVE MONTHS ENDING AT THE LATER OF THE TIME OF THE CLAIM OR THE OCCURRENCE OF THE DAMAGES GIVING RISE TO THE CLAIM FOR THE CLASS 1 ICS THAT ARE THE SUBJECT MATTER OF THE CLAIM.

ARTICLE 14 - APPLICABLE PROVISIONS OF ALLIANCE AGREEMENT

The provisions of Sections 8 (Intellectual Property Rights Ownership), 9 (Licenses), 12 (Manufacturing and Supply), and General Terms of 16.1, 16.3, 16.4-16.11, and 16.13-16.15 of the Alliance Agreement also apply to and govern this Agreement.

ARTICLE 15 - TERM AND TERMINATION

15.1 The term of this Agreement shall begin on August 1, 2003, and unless previously terminated as herein after set forth, shall remain in force until December 31, 2008.

15.2 Each Party may, at its discretion, upon written notice to the other party, and in addition to its rights and remedies provided under this Agreement and at law, terminate this Agreement or any individual Contract of Sale in the event of any of the following:

15.2.1 Upon a breach by the other Party of any material provision in this Agreement, and failure of such Party to cure such material default within sixty (60) days upon written notice thereof.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

15.2.2 A Party becomes the subject of any voluntary or involuntary proceeding under the applicable federal or state bankruptcy or insolvency laws and such proceeding is not terminated within sixty (60) days of its commencement.

15.2.3 If a controlling interest of the voting stock of the other party is acquired by, or if the other party merges with, or if a majority of the assets of the other party is acquired by, a direct competitor of the terminating party.

15.3 Upon the expiration or termination of this Agreement however arising the following shall apply:

(a)	ST shall return to Customer all Designs and Confidential Information provided by Customer to ST;

(b)	all outstanding Contracts of Sale existing prior to such expiration or termination shall be completed by ST and for this purpose and to that extent, the provisions of this Agreement shall continue in full force and effect.

15.4 Upon termination of this Agreement, the terminating Party shall have the right to pursue all available remedies at law or in equity that it may elect.

15.5 The provisions of Sections 1, 9, 10, 11, 12, 13, 14, 15.3, 15.4 and 17 of this Agreement shall survive any termination or expiration of this Agreement.

ARTICLE 16 - NOTICES

All notices provided for in connection with this Agreement shall be given in writing and shall be effective (i) upon receipt, when served by personal delivery; or (ii) the next day following the date of transmittal when transmitted by facsimile; or (iii) on the third day following the date of transmittal when transmitted by express mail (e.g., Federal-Express, UPS); or (iv) on the 7th day following the date of mailing when sent by registered airmail of the sender’s country with postage prepaid, addressed to the Party as follows, or to a changed address as the Party shall have specified by prior written notice:

ST: STMicroelectronics, Inc. at 1310 Electronics Drive, Carrollton, TX 75006 USA, Attention: General Counsel; and

ALIEN: Alien Technology Corporation, 18220 Butterfield Boulevard, Morgan Hill, California, 95037, Attention: Vice President, Corporate Development.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

ARTICLE 17 - CHOICE OF LAW

This Agreement is made under the laws of the state of New York, without regard to its conflict of laws rules.

ALIEN TECHNOLOGY CORPORATION		STMICROELECTRONICS, INC.

By:		By:

Name:		Name:

Title:		Title:

Date:	________________________	Date:	________________________

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Exhibit A

Specifications

[Insert same spec exhibit as JDA]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Exhibit B

Acceptance

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Exhibit C

Pricing and Quantity

Calendar Quarter in which Product is Received by ALIEN	Minimum Quantity of 6” Wafers ST Commits to Ship Upon Request from ALIEN** (“Capacity Commitment”)		Maximum Price per Wafer Committed by ST ($US)* (“Wafer Price”)

Q4 2003	[	***]	[	***]

Q1 2004	[	***]	[	***]

Q2 2004	[	***]	[	***]

Q3 2004	[	***]	[	***]

Q4 2004	[	***]	[	***]

Q1 2005	[	***]	[	***]

Q2 2005	[	***]	[	***]

Q3 2005	[	***]	[	***]

Q4 2005	[	***]	[	***]

Q1 2006	[	***]	[	***]

Q2 2006	[	***]	[	***]

Q3 2006	[	***]	[	***]

Q4 2006	[	***]	[	***]

Q1 2007	[	***]	[	***]

Q2 2007	[	***]	[	***]

Q3 2007	[	***]	[	***]

Q4 2007	[	***]	[	***]

Q1 2008	[	***]	[	***]

Q2 2008	[	***]	[	***]

Q3 2008	[	***]	[	***]

Q4 2008	[	***]	[	***]

*	Wafer Price shown is for Conventional or NanoBlock Wafers but does not include additional costs associated with testing for Conventional Wafers as provided for in Section 5.5.

As long as rolling annual orders from Alien represent at least 60% of the Capacity Commitment, Wafer Prices shall be as shown in the table above.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

•	If rolling annual order volume from Alien is less than 60% but more than 10% of the Capacity Commitment, Wafer Price will be adjusted as follows:

•	New Wafer Price = Wafer Price + (Wafer Price x (60% of Capacity Commitment over past 4 quarters—Actual% of Capacity Commitment ordered by Alien over past 4 quarters)/(300))

•	For example, if Alien orders over a 4-quarter period are 40% of the Capacity Commitment over that time, the price for the next 4-quarter shall be 1+((60-40)/300) = 1.067 x Wafer Price in the table above.

If orders from Alien represent less than or equal to 10% of the Capacity Commitment for a rolling 4-quarter period, the parties will negotiate in good faith next year volume and price.

**	Notes on Wafer Production plants & wafers size:

Production shall start in Singapore Facility By July 1st 2004 (Rousset production will be limited to [***] covering deliveries until end H1/2004)

The above Minimum Quantity Commitment assumes 6” Wafers. In the event that the parties agree to switch to 8” wafers, the price and Minimum Quantity Commitment will be adjusted such that the price per die of the Wafer is no greater than is provided in the table above and the quantity of die provided each quarter is no fewer than provided above.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY ALIEN TECHNOLOGY CORP.

Exhibit D

[***]

[***]

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.